Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-216050) on Form S-8 of our report dated June 3, 2022 appearing in the annual report on Form 11-K of Liberty Oilfield Services 401(k) Savings Plan for the year ended December 31, 2021.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 3, 2022